                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Pre-Effective Amendment No. 2 to the
Registration Statement of the American Century Variable Portfolios II, Inc. on
Form N1-A of our report dated December 26, 2000, on our audit of the financial statement of the VP Prime Money Market Fund (a Fund of the American Century
Variable Portfolios II, Inc.) which report is included in the Registration
Statement. We also consent to the reference in the Statement of Additional
Information to our Firm under the caption, "Independent Accountants."

/*/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

January 9, 2001